Exhibit 2.1

AMENDMENT TO STOCK PURCHASE AGREEMENT

This AMENDMENT TO STOCK PURCHASE AGREEMENT (the “Amendment”) among Irvine Sensors Corporation, a Delaware corporation (“Buyer”), Optex Systems, Inc., a Texas corporation (the “Company”), and Timothy Looney (“Seller”) is made and entered into as of December 29, 2006.

Recitals

WHEREAS, Buyer, Seller and Optex Systems, Inc, a Texas corporation (the “Company”), have entered into that certain Stock Purchase Agreement, dated as of December 30, 2005 (the “Agreement”), and Buyer and Seller have entered into that certain Buyer Option Agreement (the “Option Agreement”), dated as of December 30, 2005, pursuant to both of which Seller agreed to sell and Buyer agreed to buy all of the outstanding capital stock of the Company on the terms and conditions set forth therein. Defined terms not otherwise defined herein shall have the meaning as set forth in the Agreement and the Option Agreement.

WHEREAS, on June 28, 2006, Buyer’s stockholders approved the issuance of the Buyer Common Stock to Seller, but the Option Closing has not yet occurred.

WHEREAS, Buyer and Seller desire to amend the Agreement as set forth herein.

WHEREAS, in consideration of the parties entering into an amendment to the Option Agreement, and in order to induce Seller to consummate the Buyer Option, the parties have agreed to enter into this Amendment and an Amendment to Escrow Agreement accelerating the Stock Escrow Termination Date to December 29, 2006.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to the Agreement.

(a) The second sentence of Section 2.2(a) of the Agreement is hereby amended in its entirety to read in full as follows:

“The aggregate consideration for the Option Shares to be purchased at the Option Closing (the “Option Purchase Price”) is that number of shares of the common stock, par value $0.01 per share, of Buyer (“Buyer Common Stock”) equal to 2,692,307 shares of Buyer Common Stock (which shall be reduced by the amount of any escrow claims paid out of the Seller Stock Escrow Fund to Seller prior to the Option Closing), plus $400,000.00 payable by Buyer pursuant to the terms of an unsecured subordinated promissory note executed by Buyer, acknowledged by Seller and delivered to Seller at the Option Closing.”

(b) The second sentence of Section 10.4(c) of the Agreement is hereby amended in its entirety to read in full as follows:

“Any Buyer Claim against the Stock Escrow Fund must be made on or before December 29, 2006 (the “Stock Escrow Termination Date”).”

2. Effect of Amendment. Except as modified and amended by this Amendment, the Agreement is hereby ratified, confirmed and approved, and shall continue in full force and effect.

3. General Provisions. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. This Amendment and the Agreement cannot be terminated, altered or amended except pursuant to an instrument in writing signed in accordance with the terms of the Agreement as herein amended. If any provision hereof shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Amendment, and the Amendment shall be carried out as if any such invalid or unenforceable provision were not contained herein. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A facsimile signature will be considered an original signature. This Amendment and the Agreement (and any exhibits and schedules thereto and certificates delivered thereunder) set forth the entire understanding among the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof among the parties hereto.

IN WITNESS WHEREOF, Buyer, Seller and the Company have executed this Amendment to Stock Purchase Agreement as of the date first above written.

BUYER:		COMPANY:

IRVINE SENSORS CORPORATION, a Delaware corporation		OPTEX SYSTEMS, INC., a Texas corporation

By:	/s/ JOHN C. CARSON	By:	/s/ TIMOTHY LOONEY
	John Carson,		Timothy Looney,
	Chief Executive Officer		President

SELLER:

/s/ TIMOTHY LOONEY
Name:	Timothy Looney

SPOUSAL ACKNOWLEDGMENT

The undersigned is the spouse of Timothy Looney (the “Seller”) and has read and hereby approves the foregoing Amendment to Stock Purchase Agreement among Irvine Sensors Corporation, a Delaware corporation, Optex Systems, Inc., a Texas corporation (the “Company”), and the Seller (the “Amendment”). The undersigned hereby agrees to be irrevocably bound by all the terms of such Amendment, including (without limitation) the sale of all of Seller’s interest in the Company and its securities, which shall include all of such spouse’s community property interests therein, for no additional payment to spouse.

/s/ BARBARA LOONEY
BARBARA LOONEY

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